                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)


Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          CCA COMPANIES INCORPORATED
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

----------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                           CCA COMPANIES INCORPORATED
                           9130 S. DADELAND BOULEVARD
                                   SUITE 1602
                              MIAMI, FLORIDA 33156

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of CCA Companies Incorporated to be held on November 22, 1999 at 10:00 a.m. local time, at the Marriott Hotel, 9090 S. Dadeland Boulevard, Miami, Florida 33156.

         The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting. There will also be a brief report on the current status of our business.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the Notice of Annual Meeting and Proxy Statement, please complete, sign and date your proxy ballot, and return it in the envelope provided.

         On behalf of the Officers and Directors of CCA Companies Incorporated, I thank you for your interest in the Company and hope that you will be able to attend our Annual Meeting.


                                         For the Board of Directors,



                                         JAMES V. STANTON
                                         Vice-Chairman of the Board of Directors



Miami, Florida
October 18, 1999

                           CCA COMPANIES INCORPORATED
                           9130 S. DADELAND BOULEVARD
                                   SUITE 1602
                              MIAMI, FLORIDA 33156

                                  -------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  -------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CCA Companies Incorporated will be held on November 22, 1999 at 10:00 a.m. local time at Marriott Hotel, 9090 S. Dadeland Boulevard, Miami, Florida 33156:

1. To authorize the Board of Directors to file an amendment to the Company's Certificate of Incorporation in order to effect a 1 for 10 Reverse Split of the Company's Common Stock if and when (but in any event, prior to March 28, 2000) the Board of Directors determines that the Reverse Split is necessary to qualify the Company's common stock for continued listing on the NASDAQ Small Cap Market; and

2. To transact such other business as may properly come before the meeting.

         Stockholders entitled to notice and to vote at the meeting will be determined as of the close of business on October 15, 1999, the record date fixed by the Board of Directors for such purposes. A list of such Stockholders will be open for examination by any Stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the Meeting at the offices of the Company, 9130 S. Dadeland Boulevard, Suite 1602, Miami, Florida 33156.


                                             By order of the Board of Directors,
                                             MILES R. GREENBERG, Chief Financial
                                             Officer and Secretary

Miami, Florida
October 18, 1999

================================================================================
Please sign the enclosed proxy and return it promptly in the enclosed envelope. If mailed in the United States, no postage is required.
================================================================================

                           CCA COMPANIES INCORPORATED
                           9130 S. DADELAND BOULEVARD
                                   SUITE 1602
                              MIAMI, FLORIDA 33156

                                 PROXY STATEMENT

                                    --------

                                  INTRODUCTION

         THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF CCA COMPANIES INCORPORATED (THE "COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY TO BE HELD ON NOVEMBER 22, 1999.

         This proxy statement and form of proxy were first sent to stockholders on or about the date stated on the accompanying Notice of Annual Meeting of Stockholders.

         Only stockholders of record as of the close of business on October 15, 1999 will be entitled to notice of and to vote at the meeting and any postponement or adjournments thereof. As of that date, 14,181,600 shares of Common Stock of the Company were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by written notice to the Secretary of the Company or by submission of another proxy bearing a later date. In addition, stockholders attending the meeting may revoke their proxies at any time before they are exercised.

         If no contrary instructions are indicated, all properly executed proxies returned in time to be cast at the meeting will be voted FOR the authorization of an Amendment to the Company's Certificate of Incorporation in order to effect a 1 for 10 Reverse Split of the Company's Common Stock. Members of the Company's management intend to vote their shares in favor of this proposal. A quorum for the meeting requires the presence in person or by proxy of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting, but in no event less than 50 percent of the issued and outstanding shares of the Company's voting stock. The authorization of an Amendment to the Company's Certificate of Incorporation in order to effect a 1 for 10 Reverse Split of the Company's Common Stock requires the affirmative vote of a majority of the shares present at the meeting.

         Stockholders will vote at the meeting by ballot and votes cast at the meeting in person or by proxy will be tallied by the Company's transfer agent. Shares held by stockholders present in person at the meeting who do not vote and ballots marked "abstain" or "withheld" will be counted as present at the meeting for quorum purposes.

         The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally and by telephone or telegraph by regular employees of the Company, without any additional remuneration. The cost of soliciting proxies will be borne by the Company. In addition, the Company may also retain a proxy solicitation firm to solicit proxies, in which case, the fees of any such firm will be paid by the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to beneficial owners of such stock held of record by such persons, and the Company will reimburse such persons for reasonable out-of-pocket expenses in so doing.

         The Company knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by proxies received by the Company will be voted with respect thereto in accordance with the judgment of the persons named as proxies.


                      STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth, as of September 30, 1999, the ownership of the presently issued and outstanding shares of the Company's Common Stock by persons owning more than 5% of such stock, and the ownership of such stock by the Company's officers, directors and key employees, individually and as a group. As of September 30, 1999 there were 14,181,600 shares of common stock outstanding. All such shares were owned both beneficially and of record, except as otherwise noted.

                                                      Number of Shares  Percentage of Total
Name and Address of Stockholder                      Beneficially Owned   Voting Shares*
-------------------------------                      ------------------   --------------

Charles Stein Inter Vivos Trust (1) ...............        905,700            6.3%
   c/o CCA Companies Incorporated
James V. Stanton (2) ..............................        826,844            5.6%
   c/o CCA Companies Incorporated
Dallas Dempster (3) ...............................      1,000,000            6.6%
   c/o CCA Companies Incorporated
Peter Janssen (4) .................................      2,148,757           14.2%
   c/o Janssen Partners
   1345 Old Northern Boulevard
   Roslyn, N.Y. 11576
Miles R. Greenberg--Senior Vice
   President-Finance, Treasurer and
   Chief Financial Officer(5) .....................        175,000            1.2%
David A. Hartley--President--Casino
   Division(6) ....................................        100,000            *
All executive officers and directors as a
   group (5 persons) ..............................      3,007,544           18.5%

*  Represents beneficial ownership of less than 1% of the Common Stock.
--------------------------

(1) Represents 805,700 shares held by the Charles Stein Inter Vivos Trust for the benefit of Mr. Stein's spouse and children. Mr. Stein, Chairman of the Company, disclaims voting and investment power with respect to those shares. Mr. Stein currently has an exercisable option to purchase 100,000 shares of common stock at $1.50 per share.

(2) Includes 20,000 shares of Common Stock which are held by Mr. Stanton, a Director of the Company, as joint tenant with his wife, Margaret M. Stanton, currently exercisable warrants to purchase 150,000 shares of Common Stock at a price equal to $1.50 per share, and currently exercisable options to purchase 500,000 shares and 23,644 shares of Common Stock at $1.50 and $2.00 per share, respectively.

(3) Represents currently exercisable non-Plan options granted in September 1998 to purchase 1,000,000 shares at $1.50 in the name of Dabus International Limited for the benefit of Mr. Dempster's family.

(4) Includes currently exercisable warrants to purchase 73,269 shares at $8.25; warrants to purchase 235,453 shares at $5.135 and warrants to purchase 666,667 shares at $1.00.

(5) Represents currently exercisable options to purchase 175,000 shares of Common Stock at $1.50 per share.

(6) Represents currently exercisable options to purchase 100,000 shares at $1.50 per share.

         As used in the table above, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose, or direct the disposition of any security. A person is deemed to have "beneficial ownership" of any security that such person has a right to acquire within 60 days of the date of the above table. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership of such person but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person. Unless otherwise noted, each person listed is believed by the Company to have the sole power to vote, or direct the voting of, and power to dispose, or direct the disposition of all such shares. The amount of outstanding shares of Common Stock is the amount actually outstanding plus shares deemed outstanding pursuant to Rule 13d-3(d)1 under the Securities and Exchange Act of 1934.

         In acquiring Sakhalin General Trading and Investments Limited ("SGTI") in December 1997, the Company issued 2,000,000 shares to the former stockholders in SGTI. The Company does not know the ultimate beneficial ownership of these shares.

                    PROPOSAL TO AUTHORIZE REVERSE STOCK SPLIT

GENERAL

         The Board of Directors of the Company has unanimously adopted resolutions proposing, declaring advisable and recommending that stockholders authorize an Amendment to the Company's Certificate of Incorporation (the "Amendment") to (i) effect a 1 for 10 reverse stock split of the Company's issued shares of Common Stock (the "Reverse Split") and (ii) provide for the payment of cash in lieu of fractional shares otherwise issuable in connection therewith. There will be no change in the number of the Company's authorized shares of Common Stock and no change in the par value of the Common Stock. As a result, the Company will be able to issue a greater number of shares following the reverse split than the number it could issue prior to the split. Future issuances of additional shares may result in dilution of the shares held by current holders of the Company's stock. The complete text of the Amendment is set forth in Exhibit A to this Proxy Statement.

         The Reverse Split will not change the proportionate equity interests of the Company's stock, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the Company's purchase of fractional shares. The Common Stock issued pursuant to the Reverse Split will remain fully paid and nonassessable.

         Upon effectiveness of the Reverse Split, the Company's outstanding shares will be reduced from 14,181,600 shares of Common Stock (assuming no further shares are issued until the effective date of the Amendment) to approximately 1,418,160 shares of Common Stock. Each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split (the "Old Shares") will automatically represent new shares (the "New Shares") equal to 10% of the number of shares of Common Stock represented by the Old Shares. After the Reverse Split becomes effective, holders of Old Shares will be asked to surrender certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the Company. No fractional New Shares will be issued as a result of the Reverse Split. Rather, the Company will pay cash in lieu of any fraction of a New Share that any holder of record of Old Shares would otherwise receive. See "Procedure for Effecting Reverse Split and Exchange of Stock Certificates."

PURPOSE OF THE REVERSE SPLIT

         The principal purpose of the Reverse Split is to reduce the number of shares of Common Stock while increasing the market value thereof. The Nadaq Stock Market requires that companies listed in its SmallCap Market maintain a minimum closing bid price above $1.00 to maintain the Nasdaq listing. On 52 days during the 60 trading day period ending September 30, 1999, the Company did not maintain a minimum closing bid price of $1.00. The Board of Directors recommends that stockholders approve the Amendment in order that the minimum closing bid price of the Common Stock will be at least $1.00 to maintain its listing on the Nasdaq SmallCap Market. As of September 30, 1999, the closing bid price of the Common Stock was $.50 and its closing bid price per share had not previously exceeded $1.00 since August 30, 1999.

         The Board of Directors believes that the closing bid price should increase 10 times following the consummation of the Reverse Split, thereby giving the Company a buffer over the minimum requirement.

         In the event that the Company's stock is delisted, there can be no assurance that trading in the Common Stock will continue (through the OTC Bulletin Board or otherwise). Any delisting of the Common Stock may adversely affect a holder's ability to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock. In addition, any delisting may cause the Common Stock to be subject to "penny stock" regulations promulgated by the Securities and Exchange Commission. Under such regulations, broker-dealers are required to, among other things, comply with disclosure and special suitability determinations prior to the sale of the Common Stock. If the Common Stock becomes subject to these regulations, the market price of the Common Stock and the liquidity thereof could be adversely affected.

         Stockholders should recognize that if the Reverse Split is effectuated, they will own 10% of the number of shares they presently own and that there can be no assurance that the market price of the Company's Common Stock will, in fact, correspondingly increase by 10 times following consummation of the Reverse Split or, even if such price increases by 10 times, such post Reverse Split market price will be sustained. The Reverse Split will increase the number of stockholders of the Company who own odd-lots (less than 100 shares). Stockholders who hold odd-lots typically will experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales. Also, the possibility does exist that liquidity could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

PROCEDURE FOR EFFECTING REVERSE SPLIT AND EXCHANGE OF STOCK CERTIFICATES

         The Reverse Split will be effected by means of filing the Amendment with the Secretary of State of the State of Delaware (the "Secretary of State"). Assuming approval of the Reverse Split by the requisite vote of stockholders at the Meeting, it is expected that the Amendment will be filed in time for the Reverse Split to become effective with the opening of trading on the Nasdaq Stock Market on or about November 25, 1999. However, the Board of Directors may abandon or delay the Reverse Split at any time before or after the Meeting and prior to the effective date for the Reverse Split if for any reason the Board of Directors deems it advisable to do so, provided that such effective date shall not be delayed past March 28, 2000. In addition, the Board of Directors may make any and all changes to the form of Amendment that it deems necessary in order to file the Amendment with the Secretary of State and give effect to the Reverse Split.

         The Common Stock is listed for trading on the Nasdaq SmallCap Market under the symbol "RIPEE". Following implementation of the Reverse Split, trading the Common Stock will continue on the Nasdaq SmallCap Market on the post Reverse Split basis.

         As soon as practicable after the effective date of the Reverse Split, the Company will send a letter of transmittal to each holder of record of Old Shares outstanding on the effective date of the Reverse Split. The letter of transmittal will contain instructions for the surrender of certificate(s) representing Old Shares to the American Stock Transfer and Trust Company, the Company's transfer agent (the "Transfer Agent"). Upon proper completion and execution of the letter of transmittal and return thereof to the Transfer Agent, together with the certificate(s) representing Old Shares, a stockholder will be entitled to receive a certificate representing the number of New Shares of Common Stock into which the Old Shares submitted have been reclassified and changed as a result of the reverse Split, together with a check for the cash payment made in lieu of fractional New Shares, if any.

         No scrip or fractional New Shares will be issued as a result of the Reverse Split. Rather, the Company will pay cash (rounded to the nearest cent) in lieu of any fraction of a share that any stockholder of record would otherwise receive. The price for such fractional New Shares will equal such fraction multiplied by the closing price of the Company's Common Stock on the Nasdaq SmallCap Market on the date prior to the effective date of the Amendment, adjusted for the Reverse Split, which is equal to 10 times the prereverse split closing bid price.

         No new certificates will be issued to a stockholder until such stockholder has surrendered his or her outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Transfer Agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

         The Company has not filed its Annual Report on Form 10-K for the fiscal year ended June 30, 1999.

         On October 1, 1999, the Company was notified by Nasdaq that the Company's securities would be delisted from the Nasdaq Stock Market, effective with the close of business on October 11, 1999, unless its Annual Report on Form 10-K is filed with the SEC by October 8, 1999. The Company will not be able to file its Annual Report on Form 10-K by October 8, 1999. The Company intends to submit a hearing request and appeal Nasdaq's determination so as to obtain an extension of time in which to file its Form 10-K. A hearing request will stay the Company's delisting pending the decision of Nasdaq's Listing Qualifications Panel. No assurance can be provided that the Company will succeed in its appeal or be able to comply with all of Nasdaq's continuing listing requirements.


                                  OTHER MATTERS

STOCKHOLDER PROPOSALS FOR NEXT MEETING

         Proposals of stockholders intended for inclusion in the proxy statement for the Annual Meeting of Stockholders to be held in 2000 must be received by the Company's executive offices not later than January 10, 2000. Proponents should submit their proposals by Certified Mail--Return Receipt Requested.

NOTICE REGARDING ABANDONED PROPERTY LAW OF NEW YORK STATE

         The Company has learned that New York State now requires the Company's Transfer Agent, American Stock Transfer & Trust Company, to report and escheat all shares held by the Company's record shareholders if there has been no written communication received from the shareholder for a period of five years. This regulation pertains specifically to corporate issuers who do not pay dividends and their shareholders with New York, foreign or unknown addresses. The law mandates escheatment of shares even though the certificates are not in the Transfer Agent's possession, and even though the shareholder's address of record is apparently correct.

         The Transfer Agent has advised the Company that the law requires the Transfer Agent to search its records as of June 30 each year in order to determine those New York resident shareholders from whom it has had no written communication within the past five years. Written communication would include transfer activity, voted proxies, address changes or other miscellaneous written inquiries. For those shareholders who have not contacted the Transfer Agent in over five years, a first-class letter must be sent notifying them that their shares will be escheated in November if they do not contact the Transfer Agent in writing prior thereto. All written responses will be entered in the Transfer Agent's files, but those who do not respond will have their shares escheated. Shareholders will be able to apply to New York State for the return of their shares.

         Accordingly, shareholders that may be subject to New York's Abandoned Property Law should make their inquiries and otherwise communicate, with respect to the Company, in writing. Shareholders should contact their attorneys with any questions they may have regarding this matter.

NO OTHER BUSINESS

         Management is not aware at this date that any other business matters will come before the meeting. If, however, any other matters should properly come before the meeting, it is the intention of the persons named in the proxy to vote thereon in accordance with their judgment.


October 18, 1999                 CCA COMPANIES INCORPORATED
                                 Miles R. Greenberg, Chief Financial Officer and
                                 Secretary

                                                                       EXHIBIT A

                           CCA COMPANIES INCORPORATED


          Effective 12:01 a.m. on November 23, 1999, each ten (10) shares of Common Stock then issued shall be automatically reclassified into one share of Common Stock of the Corporation. There shall be no fractional shares issued. In lieu thereof, each fraction of a share that would otherwise be issued to holders of record thereof shall be entitled to receive payment of $_____________ per full share (after giving effect to the reclassification) multiplied by such fraction (rounded to the nearest cent).

                                 REVOCABLE PROXY
                           CCA COMPANIES INCORPORATED
                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 22, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints James V. Stanton and Miles Greenberg and each of them, with full power of substitution as the proxies of the undersigned to vote all the undersigned's shares of the Common Stock of CCA Companies Incorporated (the "Corporation") at the Annual Meeting of the Corporation's Stockholders to be held at the Marriott Hotel, 9090 S. Dadeland Boulevard, Miami, Florida 33156 on November 22, 1999 at 10:00 a.m. and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1. PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO FILE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION IN ORDER TO EFFECT A 1 FOR 10 REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK.

                    FOR              AGAINST              ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

                               DATED                              , 1999
                                     -----------------------------

                               -----------------------------------------
                                              Signature

                               -----------------------------------------
                                      Signature if held jointly


                               Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE